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EXHIBIT 99.1

FOR IMMEDIATE RELEASE        Contact: David W. Brunton, Chief Financial Officer
                                      SBE, Inc.
                                      (925) 355-7700
                                      davidb@sbei.com
                                      ---------------



           SBE, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2003 RESULTS

       Reporting continued profitability and growth in revenue and backlog


SAN RAMON, CA, December 10, 2003 - SBE, Inc. (NASDAQ: SBEI), a leading supplier of high performance OEM communications solutions, today reported results for the three months and fiscal year ended October 31, 2003.

Net sales for the fiscal year ended October 31, 2003 were $7.5 million, compared with $6.9 million for fiscal 2002. The Company reported net income of $563,000, or $0.12 per share (diluted), for fiscal year 2003, compared to a net loss of $1.7 million, or $0.46 per share (diluted), for fiscal 2002. Net sales for the fourth quarter of fiscal 2003 were $2.2 million, compared with $1.1 million for the fourth quarter ended October 31, 2002. The Company reported net income of $280,000, or $0.05 per share (diluted), compared to net income of $626,000, or $0.15 per share (diluted), for the fourth quarter of fiscal 2002.

SBE's gross profit margin for the fiscal year ended October 31, 2003 was 63 percent, compared to 54 percent for fiscal 2002. The Company's gross profit margin for the fourth quarter of 2003 was 65 percent, compared with 38 percent for the fourth quarter of 2002. The Company's gross profit margin includes the sale of previously written-down inventory to HP. The gross margin would be approximately 55 percent excluding the sales to HP, The Company's operating expenses for fiscal 2003 were $4.2 million, compared to $8.5 million for fiscal 2002. Total operating expenses in the fourth quarter of fiscal 2003 were $1.2 million, compared to operating expense in the same quarter of fiscal 2002 of $2.7 million. Management has taken aggressive steps to reduce overall operating costs over the past two years, including reducing headcount and disposing of excess real estate. The Company continues to focus on cost containment and cash preservation with closely monitored expense levels.

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SBE, INC
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In the fourth quarter of fiscal 2003, the Company began to experience a recovery in customer demand, ending the year with a sales backlog of $4.1 million, compared to $2.2 million at the end of fiscal 2002 and with working capital of $4.0 million compared to $3.0 million at the end of fiscal 2002.

The market environment for the Company's customer activity continues to be uncertain; however, during fiscal 2003, SBE was successful in selling and shipping our WAN, LAN and Storage products to 46 new customers in addition to extending our reach to new customers by adding a network of stocking distributors and value-added resellers in the United States, Europe and Asia.

Since the fourth quarter of fiscal 2001, SBE achieved twenty-one new "design wins," of which, eight were garnered in fiscal 2003. A design win is defined as a program with an OEM customer that will generate at least $400,000 in recurring annual net sales typically within 12 to 18 months after the customer accepts and confirms the use of the Company's product in their platform. The Company believes the combination of new customers and design wins will provide the base for future sales growth in the communications and enterprise equipment marketplace.

"I'm pleased with the successes of the SBE team in fiscal 2003 in realizing consecutive quarters of profitability throughout the year despite the continued impact of the turbulent economic environment on the business. We continued to maintain appropriate cost controls and aggressively pursued design wins, in addition to strengthening our portfolio through ongoing customer-driven product development and the acquisition of Antares Microsystems' product portfolio. Our newly-expanded portfolio, coupled with our continued focus on delivering product flexibility and dedicated customer support, well positions SBE to capture opportunities in both the embedded and enterprise markets as we proceed into the new year," commented William B. Heye president and chief executive officer of SBE.

During the fourth quarter of fiscal 2003, Mr. Heye, sold shares of SBE common stock and used the proceeds from the stock sale to pay a portion of a loan from SBE. As a result of the fiscal 2003 payment by Heye, the Company recognized a benefit related to the reversal of a loan impairment charge taken by the Company in fiscal 2002. The loan was originated in 1998 and is due and payable on December 14, 2003. Subsequent to fiscal 2003, Heye sold additional shares of SBE common stock in November 2003 and used the proceeds to pay the remaining loan balance in full. The Company expects to reflect a benefit of $239,000 for the first quarter of fiscal 2004 resulting from the reversal of the remaining loan impairment charge.


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BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

"Given the current state of our business and the customer-driven product plans we have in place, we are optimistic that revenue growth and profitability will continue during fiscal 2004. Based on our current sales activity, backlog, and forecasts, we anticipate net sales in our first quarter of fiscal 2004 will range between $2.7 million and $3.0 million and diluted earnings per share will range between $0.06 and $0.09. We believe that we have the Company structured today to continue to generate net profit at a quarterly net sales rate of between $2.2 million and $2.4 million. We remain committed to our strategies of maintaining profitability in the near term while positioning the organization for long-term growth as the markets begin to recover," said Heye.

"Our recent investments in next generation technologies, such as TCP/IP Offload Engine, Serial Attached SCSI, and Fibre Channel, along with our new design wins in high-profile applications, i.e. Wi-Fi and E-911, have played major roles in growing the business. In fiscal 2004 we plan to further fuel this momentum by turning our technology investments into robust, customer-driven product solutions, continuing to expand and diversify our customer base, and actively pursuing new market opportunities," continued Heye.

CONFERENCE CALL INFORMATION

SBE's fourth quarter conference call will be held Thursday, December 11, 2003 at 11:00 am Eastern Time / 8:00 am Pacific Time. To access the call, please dial
(800) 875-9124 and enter code number 4178482.

A replay of SBE's quarterly conference call will be available for 24 hours. To access the replay, please dial (800) 642-1687 and enter code number 4178482. The replay can also be accessed via the Internet at www.sbei.com for 14 days.


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ABOUT SBE

SBE designs and sells network communications solutions for an extensive range of applied computing applications. SBE offers a broad portfolio of standards-based WAN, LAN, Storage network interface cards (NICs) as well as communications controllers designed to enable optimal performance and rapid deployment across a full spectrum of next generation networking systems. Based in San Ramon, California, SBE is a publicly traded company (Nasdaq: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. For additional information, please visit www.sbei.com.

FORWARD-LOOKING STATEMENTS

This news release contains, and our conference call will contain, certain forward-looking statements that involve risks and uncertainties, including statements about new product features, market opportunity for new products, and the demand for services that may be offered by SBE's customers. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to risks related to reliance on a small number of OEM customers, rapidly changing product requirements, introduction of new products, market acceptance of the company's products and reliance on strategic partners. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q.

SBE and the SBE logo are registered trademarks of SBE, Inc.

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

                                    SBE, INC.
                      CONDENSED CONSOLIDATED STATEMENTS OF
                 OPERATIONS For the three months and years ended
                            October 31, 2003 and 2002
                    (In thousands, except per share amounts)

                                                 Three months ended                 Fiscal years ended
                                                    October 31,                         October 31,
                                               2003             2002              2003              2002
                                         ---------------- ---------------- ----------------  -----------------
 Net sales                                $        2,207    $    1,105      $        7,456     $      6,898
 Cost of sales                                       778           682               2,749            3,170
                                         ---------------- ---------------- ----------------  -----------------
      Gross profit                                 1,429           423               4,707            3,728

 Product research and development                    418           692               1,330            3,027
 Sales and marketing                                 481           542               1,484            2,151
 General and administrative                          491           572               1,751            2,364
 Loan reserve (benefit)                             (235)          474                (235)             474

 Restructuring costs (benefit)                        --           396                (154)             446
                                         ---------------- ---------------- ----------------  -----------------
      Total operating expenses                     1,155         2,676               4,177            8,462
                                         ---------------- ---------------- ----------------  -----------------
      Operating Income (loss)                        274        (2,253)                530           (4,734)

 Interest income                                       6             6                  26               51
Other income (expense)                                --         2,728                 (10)           2,775
                                         ---------------- ---------------- ----------------  -----------------
      Income (loss) before income taxes              280           481                 546           (1,908)

 Benefit for income taxes                             --           145                  17              177
                                         ---------------- ---------------- ----------------  -----------------
      Net income (loss)                   $          280    $      626      $          563     $      (1,731)
                                         ================ ================ ================  =================

 Net income (loss) per common share:
         Basic                            $          0.06   $       0.15    $         0.13     $       (0.46)
         Diluted                          $          0.05   $       0.15    $         0.12     $       (0.46)
                                         ================ ================ ================  =================
 Shares used in per share calculation:
                                         ================ ================ ================  =================
         Basic                                      4,606         4,056               4,259             3,759
         Diluted                                    5,566         4,092               4,709             3,759
                                         ================ ================ ================  =================

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

                                    SBE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                                               October 31,          October 31,
                                                                  2003                 2002
                                                               ------------          -----------
Current assets:
    Cash and cash equivalents                                  $     1,378           $     1,582
    Trade accounts receivable, net                                   1,818                   888
    Inventories                                                      1,880                 1,910
    Other                                                              240                   220
                                                               -----------           -----------
          Total current assets                                       5,316                 4,600

Property, plant and equipment, net                                     389                   533
Capitalized software costs, net                                        120                   110
Intellectual property, net                                           1,122                   ---
Other                                                                   28                    78
                                                               -----------           -----------
          Total assets                                         $     6,975           $     5,321
                                                               ===========           ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                                     $       696           $       488
    Accrued payroll and employee benefits                              184                   159
    Other accrued expenses                                             491                   521
    Current portion of refundable deposit                               --                   477
                                                               -----------           -----------
          Total current liabilities                                  1,371                 1,615
                                                               -----------           -----------

Other long-term liabilities                                            217                    10
                                                               -----------           -----------
               Total Liabilities                                     1,588                 1,625
                                                               -----------           -----------

Stockholders' equity:
    Common stock                                                    15,302                14,711
    Treasury stock                                                      --                  (409)
    Note receivable from stockholder                                  (142)                 (270)
    Accumulated deficit                                             (9,773)              (10,336)
                                                               ------------          ------------
          Total stockholders' equity                                 5,387                 3,696
                                                               -----------           -----------
          Total liabilities and stockholders' equity           $     6,975           $     5,321
                                                               ===========           ===========


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